Exhibit 23.


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-09565 and 333-97562 of First Keystone Financial, Inc. on Form S-8 of our report dated November 15, 2001, incorporated by reference in this Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2001.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 21, 2001